Exhibit 99-b

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the accompanying Quarterly Report on Form 10-Q of The Newhall Land and Farming Company for the quarter ended June 30, 2002, I, Stuart R. Mork, Senior Vice President and Chief Financial Officer of Newhall Management Corporation, (Principal Financial Officer), hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

  (1)
  such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of The Newhall Land and Farming Company.

Dated: August 12, 2002	THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership) Registrant

By Newhall Management Limited Partnership, Managing General Partner

By Newhall Management Corporation, Managing General Partner

	By:	/s/ STUART R. MORK Senior Vice President and Chief Financial Officer of Newhall Management Corporation (Principal Financial Officer)